Exhibit 24

Power of Attorney

With respect to holdings of and transactions in securities issued by Bending Spoons S.p.A. (“Bending Spoons”), I appoint the individuals named under the attached schedule titled Attorneys-in-fact, as may be amended from time to time, each acting individually, as true and lawful attorneys-in-fact to act on my behalf to:

●	Prepare, execute, amend, and file with the SEC and any stock exchange or similar authority:

o	Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules
o	Form 3, Form 4, and Form 5 in accordance with Section 16 of the Exchange Act and the related rules
o	Form 144 under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)

●	Take any other action necessary or appropriate in connection with the above filings

I grant to each attorney-in-fact full power and authority to perform any act necessary or appropriate to exercise the powers granted under this power of attorney, with the same legal effect as if performed by me. Such authority includes the power of substitution and resubstitution.

I ratify and confirm all actions lawfully taken by any attorney-in-fact, or by any substitute acting under this power of attorney, in connection with the matters covered by this power of attorney.

I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is Bending Spoons or any of its affiliates assuming, any of my responsibilities to comply with Section 13 and Section 16 of the Exchange Act, or Rule 144 under the Securities Act.

This power of attorney shall remain in full force and effect until I am no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, or Form 144 with respect to my holdings of and transactions in securities issued by Bending Spoons, unless earlier revoked by me in a signed writing delivered to any of the foregoing attorneys-in-fact.

Signature:	/s/ Donald D. O’Neal

Printed name:	Donald D. O’Neal

Title:	Director

Date signed:	11 June 2026

Schedule A

Attorneys-in-fact

Individuals appointed as attorney-in-fact:

●	Davide Giorgio Andrea Scarpazza
●	Laura Zucchinali
●	Ignacio Pereira
●	Elena Biancotto
●	Francesca Gioia Mentuccia